UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2008

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Hexion Specialty Chemicals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

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New Jersey
(State or Other Jurisdiction of Incorporation)

1-71 (Commission File Number)	13-0511250 (I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio (Address of Principal Executive Offices)	43215-3799 (Zip Code)

     614-225-4000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

     On July 2, 2008, Hexion Specialty Chemicals, Inc. (the “Company”) received a letter (the “Bank Letter”) from affiliates of Credit Suisse and Deutsche Bank AG in which affiliates of Credit Suisse and Deutsche Bank AG declined the Company’s request for alternate financing proposals in connection with the Agreement and Plan of Merger, dated July 12, 2007, by and among the Company, Nimbus Merger Sub Inc. and Huntsman Corporation (“Huntsman”, such agreement, the “Merger Agreement). In response to the Bank Letter, the Company sent a letter to affiliates of Credit Suisse and Deutsche Bank AG (the “Bank Response Letter”) requesting a waiver with respect to the Company seeking alternative financing pursuant to the Merger Agreement. In addition, on July 2, 2008, the Company sent a letter to Huntsman (the “Huntsman Letter”) requesting Huntsman to consent to the Company engaging one or more third-party financial institutions in connection with the Company’s efforts to seek alternative financing pursuant to the Merger Agreement and to provide such institutions with certain confidential information.

     Copies of the Bank Letter, the Bank Response Letter and the Huntsman Letter are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference in their entirety.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1	Letter from affiliates of Credit Suisse and Deutsche Bank AG to Hexion Specialty Chemicals, Inc., dated July 2, 2008.

	99.2	Letter from Hexion Specialty Chemicals, Inc. to affiliates of Credit Suisse and Deutsche Bank AG, dated July 2, 2008.

	99.3	Letter from Hexion Specialty Chemicals, Inc. to Huntsman Corporation, dated July 2, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.

Date: July 2, 2008

By: /s/ Mary Ann Jorgenson
Name: Mary Ann Jorgenson Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No. _	Description ________________________________________
99.1	Letter from affiliates of Credit Suisse and Deutsche Bank AG to Hexion Specialty Chemicals, Inc., dated July 2, 2008.

99.2	Letter from Hexion Specialty Chemicals, Inc. to affiliates of Credit Suisse and Deutsche Bank AG, dated July 2, 2008.

99.3	Letter from Hexion Specialty Chemicals, Inc. to Huntsman Corporation, dated July 2, 2008.